Exhibit 10.5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between

University of Zurich
Rämistrasse 71
CH-8006 Zurich (Switzerland)

(“UNIVERSITY”)

and

Mirna Therapeutics, Inc.
2150 Woodward St., Suite 100
Austin, TX  78744 (USA)

(“LICENSEE”)

UNIVERSITY and LICENSEE are hereafter collectively referred to as “the Parties” or separately as a “Party”.

This Agreement is effective on March 10, 2013 (“Effective Date”).

RECITALS

WHEREAS, UNIVERSITY is owner of Patent Rights as defined below on an invention in the field of treatment of certain types of B-cell lymphoma with microRNA (“Invention”);

WHEREAS, UNIVERSITY is desirous that the Invention be developed and exploited to the fullest possible extent so that its benefits can be enjoyed by the general public;

WHEREAS, LICENSEE wishes to obtain, and UNIVERSITY is willing to grant, an exclusive license to the Patent Rights on the terms and conditions set out below.

NOW, THEREFORE, the Parties agree:

ARTICLE 1. DEFINITIONS

All terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1                               “Affiliate” means any corporation or other business entity in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors.

1.2                               “Sublicensee” means a third party to whom LICENSEE grants a sublicense of certain rights granted to LICENSEE under this Agreement.

1.3                               “Field” means any application related to therapeutics and diagnostics.

1.4                               “Territory” means world-wide.

1.5                               “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.6                               “Patent Rights” means any of the following:  the [***], and all national and regional phase applications resulting therefrom, and continuing applications thereof including divisions, substitutions, and continuations-in-part; any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding applications, patents and extensions in other countries.

1.7                               “Licensed Product” means any composition, product or service which, in the course of manufacture, use, sale or importation, would be within the scope of one or more Valid Claims of Patent Rights.

1.8                               “Valid Claim” means (a) any claim of an issued and unexpired patent within the Patents Rights which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, or (b) a claim in a pending patent application within the Patent Rights, which application was filed no more than [***].

1.9                               “Net Sales” means the total of the gross receipts for sales of Licensed Products by or on behalf of LICENSEE or its Affiliates or its Sublicensees to third parties in bona fide arm’s length transactions, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less the sum of the following actual and customary deductions where applicable and separately itemized on the invoice and actually paid or allowed:  cash, trade, or quantity discounts; value added, sales or use taxes, and custom duties; transportation charges; or credits to customers because of rejections or returns.

For the avoidance of doubt Net Sales shall be calculated only once for the first sale of such Licensed Product by either LICENSEE, its Affiliates, or Sublicensees, as the case may be, to a third party other than an Affiliate or Sublicensee.  The initial sale of Licensed Product by LICENSEE, its Affiliates, or Sublicensees to a wholesaler shall be regarded as the first sale of the Licensed Product for the purpose of calculating Net Sales.

ARTICLE 2. GRANTS

2.1                               License.  Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a license under Patent Rights to make and have made, use, sell, offer for sale, and import Licensed Products in the Field within the Territory and during the Term.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

The license granted herein is exclusive for Patent Rights and UNIVERSITY shall not grant to third parties a further license under Patent Rights in the Field, within the Territory and during the Term.

2.2                               Sublicense.

(a)                                 The license granted in Paragraph 2.1 includes the right of LICENSEE to grant sublicenses to third parties during the Term.  The terms and conditions of any sublicense shall be in accordance with sound and reasonable business practices and any fees charged shall not be unreasonable for comparable rights.

(b)                                 With respect to any sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(1)                                 [***] from a third party under a sublicense granted pursuant to Paragraph 2.2(a) without the express written consent of UNIVERSITY;

(2)                                 to the extent applicable, include all of the rights of and obligations due to UNIVERSITY and contained in this Agreement;

(3)                                 promptly notify UNIVERSITY of each sublicense agreement entered into and provide UNIVERSITY with a copy of such sublicense agreement; and

(4)                                 collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c)                                  Upon termination of this Agreement in accordance with its terms for whatever reasons, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall have to cancel or to assign to UNIVERSITY any and all sublicenses provided that sublicensee wishes to receive such direct license from the UNIVERSITY.  Save as otherwise agreed by UNIVERSITY and the assignee, such assignment shall be contingent upon the express acceptance by the Sublicensee of all provisions of this Agreement.

2.3                               Reservation of Rights.  UNIVERSITY reserves the right to use the Invention and Patent Rights for educational and research purposes free of charge.

ARTICLE 3. CONSIDERATIONS

3.1                               Fees and Royalties.  In consideration for the license granted herein to LICENSEE under Patent Rights LICENSEE agrees to pay to UNIVERSITY:

(a)                                 license maintenance fees of i) [***] on the [***] anniversary of the Effective Date, and ii) [***] on the [***] anniversary of the Effective Date, and iii) [***] on the [***] and annually thereafter on each anniversary of the Effective date;

(b)                                 an earned royalty of [***] on Net Sales;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)                                  [***] of all sublicense fees received by LICENSEE from its Sublicensees that are not earned royalties.

All fees and royalty payments specified in this Paragraph 3.1 shall be paid by LICENSEE in accordance with the provisions of Paragraph 4.3.

If there are multiple, stacking royalties required to be paid by LICENSEE to any third party in order to exercise its rights hereunder to make, have made, use or sell the Licensed Products and the resulting aggregate royalty rate is [***], then the royalty rate under Section 3.1.(b) will be adjusted so that the combined royalty payments from LICENSEE to all of its licensors, including UNIVERSITY, does not exceed [***].  The royalty rate payable to UNIVERSITY will be reduced [***] to a rate determined by [***], provided, however, that in no event shall the royalty rate payable to LICENSEE be less than [***].  Notwithstanding the foregoing, if LICENSEE’s agreement with any of such other licensors provides for a royalty proration formula based on an aggregate royalty rate [***], LICENSEE and UNIVERSITY will replace the aggregate royalty rate set forth in this Section with [***].

3.2                               Due Diligence.

(a)                                 LICENSEE (directly and/or through one or more Affiliates and/or Sublicensees) shall use commercially reasonable efforts to develop, manufacture and sell and market Licensed Products.

(b)                                 If LICENSEE fails to perform any of its obligations specified in Paragraph 3.2(a), then UNIVERSITY shall [***].  If UNIVERSITY [***], the Parties shall [***].  In the absence of [***].

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS

4.1                               Reports.

(a)                                 Progress Reports.

(1)                                 Beginning January 1, 2015 and ending on the date of first commercial sale of a Licensed Product in the United States and Europe, LICENSEE shall submit to UNIVERSITY annual progress reports covering LICENSEE’s (and each Affiliate’s and Sublicensee’s) [***].  Such reports shall include a summary of work completed; summary of work in progress; current schedule of anticipated events or milestones; market plans for introduction of Licensed Products; and summary of resources spent in the reporting period.

(2)                                 LICENSEE shall also report to UNIVERSITY, in its immediately subsequent progress report, the date of first commercial sale of a Licensed Product in each country.

(b)                                 Royalty Reports.  After the First Commercial Sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY annual royalty reports on or before each March 31 of each year.  Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar year and shall show:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(1)                                 the gross sales, deductions as provided in Paragraph 1.9, and Net Sales during the precedent calendar year and the royalties payable with respect thereto;

(2)                                 the number of each type of Licensed Product sold on a country by country basis;

(3)                                 sublicense fees and royalties received during the precedent calendar year;

(4)                                 the method used to calculate the royalties; and

(5)                                 the exchange rates used.

If no sales of Licensed Products have been made and no sublicense revenues have been received by LICENSEE during any reporting period, LICENSEE shall so report.

The royalty report shall be certified as correct by an authorized officer of LICENSEE.

4.2                               Records & Audits.

(a)                                 LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and sublicense fees received under this Agreement.  Such records shall be retained by LICENSEE for at least [***] following a given reporting period.

(b)                                 All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’S Internal Audit Department or by a public accountant selected by UNIVERSITY, reasonably acceptable to LICENSEE, and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments.  Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues.  In the event that any such inspection shows an underpayment in excess of [***] for any twelve (12) month period, then LICENSEE shall pay the cost of the audit as well as any additional sum which would have been payable to UNIVERSITY had LICENSEE reported correctly, plus an interest charge at a rate of [***] per year on such additional sum.  Such interest shall be calculated from the date on which the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE.  For underpayment not in excess of [***] for any twelve (12) month period, LICENSEE shall pay the difference within [***].

(c)                                  LICENSEE agrees to have an audit of sales and royalties conducted by an independent auditor at least [***] if annual Net Sales by LICENSEE, its Affiliates or Sublicensees are totaling [***].  The audit shall address, at a minimum, the amount of gross sales and Net Sales by or on behalf of LICENSEE during the audit period, the amount of royalties owed to UNIVERSITY under this Agreement, and whether the royalties owed have been paid to UNIVERSITY.  A report certified by the auditor shall be submitted promptly by the auditor directly to UNIVERSITY on completion.  [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.3                               Payments.

(a)                                 All fees due to UNIVERSITY shall be paid to the following bank account, or to such other bank account specified in writing by UNIVERSITY to LICENSEE:

[***]

(b)                                 Royalty Payments.

(1)                                 Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.

(2)                                 LICENSEE shall pay earned royalties annually on or before March 31 of each calendar year.  Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar year.

(3)                                 LICENSEE shall pay [***] as required by law and provide UNIVERSITY with appropriate documentation of such tax payment.  LICENSEE shall use reasonable efforts to:  (i) [***]; and (ii) [***].

(4)                                 In the event that any patent or patent claim within Patent Rights is held invalid or unenforceable in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision.  LICENSEE shall not, however, be relieved from paying any royalties which (i) accrued before the date of such final decision, or (ii) are based on another patent or claim not involved and not affected by such final decision.

(c)                                  Late Payments.  In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of [***] per year.  Such interest shall accrue as from the date when such payment was due until the corresponding amount is actually received by UNIVERSITY.

ARTICLE 5. PATENT MATTERS

5.1                               Patent Prosecution and Maintenance.

(a)                                 LICENSEE, at its own expense, utilizing patent attorneys of its choice, shall be responsible for the filing, prosecution and maintenance of patent applications and patents within the Patent Rights in at least the following countries:  [***].  Any such filings shall be in the name of UNIVERSITY and LICENSEE shall be acting in the best interest of UNIVERSITY in filing, prosecuting and maintaining the Patent Rights.  LICENSEE, or its patent counsel shall provide UNIVERSITY on an ongoing basis with copies of all documentation relating to such filing, prosecution and maintenance and UNIVERSITY shall keep this documentation confidential.

(b)                                 UNIVERSITY shall fully cooperate with LICENSEE in preparing, filing, prosecuting and maintaining any patent applications and patents in the Patent Rights.  LICENSEE, or its patent counsel, shall consult with UNIVERSITY in all aspects of the preparation, filing, prosecution and maintenance of Patent Rights and shall provide

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

UNIVERSITY sufficient opportunity to comment on any document that LICENSEE intends to file or to cause to be filed with the relevant intellectual property or patent office.  LICENSEE, or its patent counsel, shall provide UNIVERSITY on an ongoing basis with copies of all documentation relating to such prosecution and UNIVERSITY shall keep this documentation confidential.

(c)                                  LICENSEE shall apply for an extension of the term of any patent in Patent Rights if appropriate under the US Drug Price Competition and Patent Term Restoration Act and/or European, Japanese and other foreign counterparts thereof.  LICENSEE shall prepare all documents for such applications, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE may reasonably request in connection therewith.

5.2                               Patent Infringement.

(a)                                 If LICENSEE learns of any substantial infringement of Patent Rights, LICENSEE shall so inform UNIVERSITY and provide UNIVERSITY with reasonable available evidence of such infringement.  Neither Party shall notify a third party of the infringement of Patent Rights without the consent of the other Party, which consent shall not be unreasonably withheld.  Both parties shall use reasonable efforts and cooperation to terminate infringement without litigation.

(b)                                 LICENSEE may request UNIVERSITY to take legal action against such third party for the infringement of Patent Rights.  Such request shall be made in writing and shall include [***].  If the infringing activity has not abated [***] following LICENSEE’S request, UNIVERSITY shall elect to or not to commence suit on its own account.  UNIVERSITY shall give notice of its election in writing to LICENSEE by [***] after receiving notice of such request from LICENSEE.  LICENSEE may thereafter bring suit for patent infringement at its own expense, if and only if UNIVERSITY elects not to commence suit and the infringement occurred in a jurisdiction where LICENSEE has an exclusive license under this Agreement.  University shall give all necessary powers for instituting infringement proceedings.  If LICENSEE elects to bring suit, UNIVERSITY may join that suit at its own expense.  If however UNIVERSITY joins such suit on demand of LICENSEE because it is legally necessary, [***].

(c)                                  Recoveries from actions brought pursuant to Paragraph 5.2(b) shall belong to the Party bringing suit except that in the event that LICENSEE brings suit for infringement of Patent Rights and an acceptable settlement is entered into or monetary damages are awarded in a final non-appealable judgment, UNIVERSITY shall be reimbursed for any amount which would have been due to UNIVERSITY under this Agreement if the products sold by the infringer actually had been sold by LICENSEE.  Legal actions brought jointly by UNIVERSITY and LICENSEE and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

(d)                                 Each party shall cooperate with the other in litigation proceedings at the expense of the party bringing suit.  Litigation shall be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.3                               Patent Marking.  LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

ARTICLE 6. GOVERNMENTAL MATTERS

Governmental Approval or Registration.  If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.  LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to any government reporting or approval requirement.  LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

ARTICLE 7. TERMINATION OF THE AGREEMENT

7.1                               Termination by UNIVERSITY.

(a)                                 If LICENSEE fails to perform or violates any term of this Agreement including but not limited to if LICENSEE is [***] in arrears with payment according to Paragraph 4.3, then UNIVERSITY shall be entitled to give LICENSEE written notice of default specifying the nature of default and requiring to cure it (“Notice of Default”).  If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default, then UNIVERSITY shall be entitled to terminate this Agreement and the license granted herein by sending a second written notice (“Notice of Termination”) to LICENSEE.  If such a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice.  Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY.  In case of termination caused by default of payment all respective interest for default are to be paid additionally.

(b)                                 UNIVERSITY shall have the right to terminate this Agreement by giving written notice, in the event of the filing by LICENSEE of a petition of bankruptcy or insolvency or both, or in the event of an adjudication that LICENSEE is bankrupt or insolvent or both, or after filing by LICENSEE of any petition or pleading asking reorganization, readjustment or rearrangement of its business under any law relating to bankruptcy or insolvency, or upon or after appointment of a receiver for all or substantially all of the property of LICENSEE or upon or after the making of any assignment for the benefit of creditors or upon or after the institution of any proceedings for the liquidation or winding-up of LICENSEE’s business or for the termination of its corporate charter, and this Agreement shall terminate upon the date specified in such written notice.

(c)                                  If at any time during the term of this Agreement LICENSEE directly or indirectly opposes or assists any third party to oppose the grant of letters patent or any patent application within the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within the Patent Rights or any of the claims thereof, then UNIVERSITY shall be entitled at any time thereafter to terminate all or any of the licenses granted hereunder forthwith by written notice thereof to LICENSEE.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(d)                                 UNIVERSITY shall be entitled to terminate this Agreement immediately in accordance with Paragraph 3.2(b).

7.2                               Termination by Licensee.

(a)                                 LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a six (6) months written notice to UNIVERSITY.  Said notice shall state LICENSEE’s reason for terminating this Agreement.

(b)                                 Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective.  Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3                               Survival on Termination.  Upon expiration or termination of the Agreement, the obligations which by their nature are intended to survive expiration or termination of the Agreement shall survive.

7.4                               Disposition of Licensed Products on Hand.  Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of [***] of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

7.5                               In the event of the termination of this Agreement, LICENSEE shall provide UNIVERSITY without delay with all necessary information, documents etc. relating to the application, filing and/or prosecution of the Patent Rights in order to prepare and effect a transfer to patent attorneys of UNIVERSITY’s choice and take all actions at its own costs to ensure patent maintenance until termination becomes effective.

ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION

8.1                               Limited Warranty.

(a)                                 UNIVERSITY warrants that it has the lawful right to grant this license.

(b)                                 The license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied.  UNIVERSITY makes no representation or warranty that the Licensed Product or the use of Patent Rights will not infringe any other patent or other proprietary rights.

(c)                                  In no event shall UNIVERSITY be liable for any incidental, special or consequential damages resulting from exercise of the license granted herein or the use of the Invention or Licensed Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Nothing in this Agreement shall be construed as:

(1)                                 a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;

(2)                                 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(3)                                 an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.2 hereof.

8.2                               Indemnification.

(a)                                 LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents and the inventors of the patents and patent applications in Patent Rights against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense.  This indemnification shall include, but not be limited to, any product liability.

(b)                                 LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance.  For the purposes of this provision, a general liability corporate insurance will be deemed sufficient.

(c)                                  UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article.  LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 9. USE OF NAMES AND TRADEMARKS, CONFIDENTIALITY

9.1                               Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either Party hereto (including contraction, abbreviation or simulation of any of the foregoing).

9.2                               UNIVERSITY may disclose to the inventors of the Invention the terms and conditions of this Agreement upon their request.  If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to any other persons or entities.

9.3                               UNIVERSITY may disclose the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall refrain from disclosing the financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1                        Correspondence.  Any notice required to be given to either Party under this Agreement shall be deemed to have been properly given and effective:

(a)                                 on the date of delivery if delivered in person or by facsimile, or

(b)                                 five (5) business days after mailing if mailed by registered mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other Party.

If sent to LICENSEE:

Mirna Therapeutics, Inc.
2150 Woodward St., Suite 100
Austin, Texas  78744
United States of America
Tel.:  +1-512-901-0900
Attn:  Chief Executive Officer

If sent to UNIVERSITY:

University of Zurich, c/o Unitectra, Technology Transfer Office; Ref. UZ-12/394; Möhrlistrasse 23; CH 8006 Zurich (SWITZERLAND); Facsimile 0041 44 634 44 09

10.2                        Assignability.  This Agreement shall not be assigned by LICENSEE except:

(a)                                 with the prior written consent of UNIVERSITY, which consent shall not be withheld unreasonably; or

(b)                                 as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement.

LICENSEE shall notify UNIVERSITY within ten (10) days of any assignment of this Agreement by LICENSEE pursuant to Section 10.3(b).

10.3                        No Waiver.  No waiver by either Party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.4                        Governing Laws and Jurisdiction.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND.  For any and all disputes arising from this Agreement, the Commercial Court of the Canton of Zurich shall have exclusive jurisdiction, subject to the appeal to the Swiss Supreme Court.

10.5                        Force Majeure.  A Party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters.  When such events have abated, the non-performing Party’s obligations herein shall resume.

10.6                        Headings.  The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.7                        Entire Agreement.  This Agreement embodies the entire understanding of the Parties and supersedes all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

10.8                        Amendments.  No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each Party.

10.9                        Severability.  Should some or several provisions of this Agreement be ineffective or invalid, or should there be an omission in this Agreement, the effectiveness, respectively the validity of the remaining provisions shall not be affected thereby.  An ineffective, respectively, invalid provision shall be replaced by the interpretation of the agreement which comes nearest to the meaning and the envisaged purpose of the ineffective respectively, invalid provision.  The same applies in the case of a contractual gap.

10.10                 The terms and conditions of this Agreement shall, at UNIVERSITY’s sole option, be considered by UNIVERSITY to be withdrawn from LICENSEE’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the LICENSEE and a fully executed original is received by UNIVERSITY within sixty (60) days from the date of UNIVERSITY signature found below.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year first above written.

UNIVERSITY

Date:	7.3.13

By:	Stefan Schnyder	/s/ Stefan Schnyder
	Director Finance, Human Resources	(Signature)
and Infrastructure

Date:	5.3.13

By:	Prof. Dr. Daniel Wyler	/s/ Daniel Wyler
	Vice President	(Signature)

LICENSEE (Mirna Therapeutics, Inc.)

Date:	18 March 2013

By:	Dr. Paul Lammers	/s/ Paul Lammers
	President and CEO	(Signature)